Exhibit 99.1

Contact:

Ed Rebello

Cypress CorpCom

(408) 545-7665

ewr@cypress.com

FOR IMMEDIATE RELEASE

Cypress Semiconductor Corp. to Switch Stock Exchange Listing to NASDAQ

on November 12

Cypress Will Retain “CY” Ticker Symbol

SAN JOSE, Calif., October 30, 2009 – Cypress Semiconductor Corp. (NYSE: CY) today announced that it will voluntarily transfer its stock exchange listing from The New York Stock Exchange to the NASDAQ Global Select Market, on November 12. The company’s stock will continue to trade under the symbol “CY”. This transfer will be seamless to Cypress investors.

Cypress’s President and CEO, T.J. Rodgers and other members of Cypress’s executive team will mark this occasion by opening the NASDAQ trading floor via live remote on November 12, 2009 at 6:30 a.m. PST.

“Cypress’s innovative programmable and proprietary technologies such as PSoC® and TrueTouch™ have transformed the company, and are changing the way our customers change the world. That’s why Cypress is in so many highly visible products, ranging from touchscreen phones and MP3 players to personal computers, automobiles, servers and microwave ovens,” said Rodgers. “We are excited to join the NASDAQ which is globally recognized as the leading exchange for growth-oriented technology companies.“

“For the past 27 years, Cypress and its CEO T.J. Rodgers have become a symbol of Silicon Valley innovation and market leadership — from its unique programmable products to the recent spinoff of its SunPower subsidiary,” said Robert Griefeld, CEO of NASDAQ OMX Group Inc. “Cypress has consistently outpaced its market competitors as a result of these innovations. We are pleased to have this distinguished Silicon Valley icon listed on NASDAQ.”

About NASDAQ OMX

The NASDAQ OMX Group, Inc. is the world's largest exchange company. It delivers trading, exchange technology and public company services across six continents, with over 3,700 listed companies. NASDAQ OMX offers multiple capital raising solutions to companies around the globe, including its U.S. listings market, NASDAQ OMX Nordic, NASDAQ OMX Baltic, NASDAQ OMX First North, and the U.S. 144A sector. The company offers trading across multiple asset classes including equities, derivatives, debt, commodities, structured products and exchange-traded funds. NASDAQ OMX technology supports the operations of over 70 exchanges, clearing organizations and central securities depositories in more than 50 countries. NASDAQ OMX Nordic and NASDAQ OMX Baltic are not legal entities but describe the common offering from NASDAQ OMX exchanges in Helsinki, Copenhagen, Stockholm, Iceland, Tallinn, Riga, and Vilnius. For more information about NASDAQ OMX, visit http://www.nasdaqomx.com. Please follow NASDAQ OMX on Facebook and Twitter.

About Cypress

Cypress delivers high-performance, mixed-signal, programmable solutions that provide customers with rapid time-to-market and exceptional system value. Cypress offerings include the flagship PSoC® programmable system-on-chip families and derivatives such as PowerPSoC® solutions for high-voltage and LED lighting applications, CapSense® touch-sensing and TrueTouch™ solutions for touchscreens. Cypress is the world leader in USB controllers, including the high-performance West Bridge® solution that enhances connectivity and performance in multimedia handsets. Cypress is also a leader in high-performance memories and programmable timing devices. Cypress serves numerous markets including consumer, mobile handsets, computation, data communications, automotive, industrial and military. Cypress trades on the NYSE under the ticker symbol CY. Visit Cypress online at www.cypress.com.

# # #

Statements made in this release that are not historical in nature and that refer to Cypress or its subsidiaries’ plans and expectations for the future are forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Our actual results may differ materially due a variety of factors, including but not limited to the risks identified in our filings with the Securities and Exchange Commission. All forward-looking statements included in this release are based upon information available to Cypress as of the date of this release, which may change, and we assume no obligation to update any such forward-looking statement. We use words such as “anticipates,” “believes,” “expects,” “future,” “look forward,” “planning,” “intends” and similar expressions to identify such forward-looking statements.

Cypress and the Cypress logo, PSoC, PowerPSoC, CapSense, and West Bridge are registered trademarks of Cypress Semiconductor Corporation. Programmable System-on-Chip is a trademark of Cypress Semiconductor Corp. All other trademarks are the property of their respective owners.

-END-